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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 2004

                        Commission File Number: 000-24459


                                 ACCESSTEL, INC.
                                -----------------
                           (Exact name of registrant)

          Utah                                        59-2159271
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 (State of incorporation)                 (I.R.S. Employer Identification No.)


                      66 Clinton Road, Fairfield, NJ 07004
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              (Address of principal executive offices and zip code)

                                 (732) 882-8861
                         (Registrant's telephone number)

                  2904 E. Shady Lane, Highland Ranch, CO 80216
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          (Former Name or Former Address, if Changed Since Last Report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
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Item 5.01. Changes in Control of Registrant.

         On October 13, 2004, the Company, as previously reported our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2004, completed the acquisition of Global Invest Holdings, Inc., a New Jersey corporation ("Global Invest"). Global Invest is a holding company with three separate wholly-owned entities specializing in the manufacture and distribution of textile products manufactured in Lebanon and distributed primarily in the United States. Global Invest has two manufacturing facilities as well as a separate sales and distribution office. The three wholly-owned entities are: Asiatic Industries, LLC, which is responsible for sales, marketing and distribution; Authentic Garment Industries, SAL, responsible for production of textiles; and Textile Industries, SAL, also responsible for production of textiles. Global Invest has over 1500 employees and emphasizes a humanitarian approach to textile production.

         In connection with the acquisition of Global Invest from its six stockholders, we issued them an aggregate of 25,000,000 shares of our common stock.

         See description below of the changes in our management, effective November 29, 2004.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


         On November 29, 2004, Kevin Marion, the sole director and Chief Executive Officer of the Company, resigned as Chief Executive Officer, and appointed Ralph Sayad as the Chief Executive Officer, Louis Sayad as the President and Karim Sayad as the Secretary of the Company. In addition, Mr. Marion appointed Ralph Sayad as a director of the Company effective December 16, 2004, at which time Mr. Marion will resign as a director.

         Ralph Sayad, 42, received a Bachelor of Science degree in marketing in 1984, and a Masters of Business Administration degree in finance in 1986, from New York University. He was one of the founders of Asiatic Industries in 1996, and has acted as Chief Executive Officer of Global Invest since its founding. He has been responsible for setting up and managing the textile production operations in Lebanon, and has overall responsibility for the operations of Global Invest's subsidiaries in Lebanon. Prior to his involvement with Global Invest, Mr. Sayad was a consultant on strategic business matters for about 20 companies and a financial controller for a leading company in Lebanon in the medical, pharmaceutical, dental and chemical fields.

         Louis Sayad, 40, received a Bachelor of Science degree in biology in 1986, and a Master of Science degree in molecular biology/biotechnology, in 1990 from William Paterson State University, Wayne, New Jersey. He joined with Ralph Sayad in the formation of Global Invest in 1996, importing hosiery products from Lebanon and distributing the products in the United States. At Global Invest, Louis Sayad has been primarily involved in marketing its textile products in the United States. From August, 1988 to January, 1996, Mr. Sayad operated Asiatic Hosiery Company, the predecessor to the Asiatic Industries subsidiary of Global Invest, which sold textile products primarily from domestic manufacturers and suppliers to small retail businesses and wholesalers. Currently, Mr. Sayad is President of Global Invest and Chief Operating Officer of Asiatic Industries, managing the marketing, purchasing, sales, and distribution of products for Asiatic Industries.


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         Karim Sayad, 46, received a Bachelor of Science degree in Physiotherapy from Brooklyn College, New York, in 1980. He has been employed by the Company's Asiatic Industries subsidiary as its Marketing Sales Manager since 1996. At Asiatic Industries, Mr. Sayad is responsible for developing the strategic marketing plan, for product development and oversight of implementation, and for a leadership program to enhance motivation and efficiency within the sales force.

         Messrs. Ralph, Louis and Karim Sayad are first cousins.





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ACCESSTEL, INC.

Dated: December 3, 2004             By:    /s/ Ralph Sayad
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                                          Ralph Sayad
                                          Chief Executive Officer


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